EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of our report dated April 14, 2008, relating to the financial statements of Seaway Valley Capital Corporation, which report appears in the Annual Report on Form 10-KSB/A (Amendment No. 1)  for the year ended December 31, 2007.

/s/ Dannible & McKee, LLP

Dannible & McKee, LLP

Syracuse, New York

September 26, 2008